Putnam Florida Tax Exempt Income Fund, November 30, 2005, semiannual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended November 30, 2005, Putnam Management
has assumed $853 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A 	2,815
		Class B 	375

72DD2		Class M		11

73A1		Class A		0.169543
		Class B		0.139220

73A2		Class M		0.155555

74U1		Class A 	16,162
		Class B		2,527

74U2		Class M 	71

74V1		Class A 	9.22
		Class B 	9.22

74V2		Class M 	9.22

85B	Additional Information About Errors and Omissions Policy Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.